AMENDMENT TO SETTLEMENT AGREEMENT


         This Amendment to Settlement Agreement ("Amendment") is entered into on the 19th day of November, 1997 by and between Westmark Group Holdings, Inc., a Delaware Corporation, ("WGHI") and Michael F. Morrell ("Morrell") and Linda Moore ("Moore") and is made in reference to the following:

                                    RECITALS

         WHEREAS, WGHI, Morrell and Moore entered into a Settlement Agreement on or about January 23rd, 1997, and

         WHEREAS, WGHI is in default with respect to said Settlement Agreement, and

         WHEREAS, WGHI desires to amend said Settlement Agreement and Morrell and Moore have agreed to the request of WGHI to so modify,

         NOW, THEREFORE, in consideration of the terms and conditions hereinafter set forth and other covenants and conditions contained herein, WGHI, Morrell and Moore agree as follows:

         1. PRIOR PAYMENTS TO MORRELL. Morrell acknowledges receipt of the following payments from WGHI:

         A. RENTAL OBLIGATIONS. $13,800 in full and final settlement and satisfaction of the rental obligations set forth in Paragraph 2 of the aforementioned Settlement Agreement.

         B. CONSULTING FEES. Morrell and WGHI mutually agree that the accrued consulting fees through September 30, 1997 total $105,000. Morrell acknowledges the receipt of $104,281.87 with respect to said consulting fees and WGHI and Morrell acknowledge a balance due of $718.30 through September 30th, 1997. Consulting fees for the month of October have been paid in full. Consulting fees for the balance of the consulting agreement shall be paid twice monthly in the sum of $3,750 per payment.

         C. ACCRUED CONSULTING FEES: $718.13 in full and final settlement and satisfaction of all unpaid consulting fees through September 30, 1997.

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         D.   BUSINESS EXPENSES. $1,000 in full and final settlement and satisfaction of unpaid business expenses referred to in Paragraph 1(d) of the Settlement Agreement.

         E. AUTOMOBILE LEASE EXPENSES. $5,400 in full and final settlement and satisfaction of all automobile lease expenses referred to in Paragraph 4 of said Settlement Agreement.

         2. MORRELL UNPAID SALARY. WGHI and Morrell mutually agree that the balance of unpaid salary referenced in Paragraph 1 of said Settlement Agreement is $229,000, which amount has been due and owing since November of 1995 and has been convertible into common stock of WGHI since said date. Morrell covenants and agrees to convert said obligation into a sufficient number of shares of restricted common stock of WGHI to realize net proceeds in the sum of $215,532 in full and final settlement and satisfaction of all unpaid salary pursuant to Paragraph 1 of the Settlement Agreement. Said shares shall be sold in two traunches as follows:

         A. The first traunche shall be sold no later than two weeks from the issuance by Corporate Stock Transfer, Inc. of an unrestricted certificate with a new value of $160,075

         B. The second traunche, with a net value of $55,457, shall be sold within two weeks from the sale of the shares referenced in subparagraph A hereinabove.

         C. WGHI shall cooperate with Morrell to cause the issuance of unrestricted shares and the sale thereof.

         3. MORRELL TERMINATION OF STOCK OPTIONS. WGHI and Morrell mutually agree that the option to purchase 125,000 shares of pre-reverse common stock of WGHI is hereby terminated. Said options were previously granted pursuant to Paragraph 5 of the Settlement Agreement.

         4. MORRELL WARRANTS. In addition to the prior grant of a warrant to purchase 20,000 shares of common stock of WGHI at an exercise price of $4.05 per share, post reverse, pursuant to Paragraph 5 of the Settlement Agreement, WGHI hereby grants to Morrell an additional warrant to purchase 25,000 shares of common stock of WGHI at an exercise price of %5.00 per share. Said additional warrant shall expire on January 23, 1998 and must be exercised no later than said date.

         5. PRIOR PAYMENTS TO MOORE. Moore acknowledges receipt of the following payments of WGHI:


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         A.   CONSULTING FEES: $40,000 in full and final settlement and
              satisfaction of all accrued consulting fees through May 31, 1997 in full and final satisfaction of the consulting fees referenced in Paragraph 8 of the aforementioned Settlement Agreement.

         B. UNPAID SALARY. $5,000 in partial satisfaction of the unpaid salary referrred to in Paragraph 7 of said Settlement Agreement.

         6. MOORE UNPAID SALARY. WGHI and Moore mutualy agree that the balance of unpaid salary referenced in Paragraph 7 of said Settlement Agreement is $75,000, which amount has been due and owing since November of 1995 and has been convertible into the common Stock of WGHI since said date. Moore covenants and agrees to convert said obligation into a sufficient number of shares of restricted common stock of WGHI to realize net proceeds in the sum of $70,586 in full and final settlement and satisfaction of all unpaid salary pursuant to Paragraph 7 of the Settlement Agreement. Said shares shall be sold in two trunches as follows:

         A. The first traunche shall be sold no later than two weeks from the issuance by Corporate Stock Transfer, Inc. of an unrestricted certificate with a new value of $52,424

         B. The second traunche, with a net value of $18,162, shall be sold within two weeks from the sale of the shares referenced in subparagraph A hereinabove.

         C. WGHI shall cooperate with Morrell to cause the issuance of unrestricted shares and the sale thereof.

         7. MORRELL TERMINATION OF STOCK OPTIONS. WGHI and Morrell mutually agree that the option to purchase 67,000 shares of pre-reverse common stock of WGHI is hereby terminated. Said options were previously granted pursuant to Paragraph 9 of the Settlement Agreement.

         8. MORRELL WARRANTS. In addition to the prior grant of a warrant to purchase 10,667 shares of common stock of WGHI at an exercise price of $4.05 per share, post reverse, pursuant to Paragraph 10 of the Settlement Agreement, WGHI hereby grants to Morrell an additional warrant to purchase 13,400 shares of common stock of WGHI at an exercise price of $5.00 per share. Said additional warrant shall expire on January 23, 1998 and must be exercised no later than said date.

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         Except as hereinafter amended or modified, said Settlement Agreement shall continue in full force and effect.

Dated November 19, 1997


                                               WASTMARK GROUP HOLDINGS, INC.


                                               By:
                                                   -----------------------------

                                               Its:
                                                    ----------------------------


                                               ---------------------------------
                                               MICHAEL F. MORRELL


                                               ---------------------------------
                                               LINDA MORRELL


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